                                                                   Exhibit 12.1


                                 NEW WORLD PASTA

                 STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS
                           TO COMBINED FIXED CHARGES
                             (dollars in thousands)


                                              1997            1998           1999           2000             2001
                                              ----            ----           ----           ----             ----
Earnings (loss) before income taxes .....  $  42,341          39,750          1,655          (2,661)         (2,373)
Interest expense ........................         --              --         26,325          28,903          29,148
                                           -----------     -----------    -----------    -----------     -------------
                                              42,341          39,750         27,980          26,242          26,775
                                           ===========     ===========    ===========    ===========     =============

Interest expense ........................         --              --         26,325          28,903          29,148
Dividends on preferred stock ............         --              --         12,611          13,695           6,849
                                           -----------     -----------    -----------    -----------     -------------
                                           $      --              --         38,936          42,598          35,997
                                           ===========     ===========    ===========    ===========     =============

Ratio of Earnings to Combined
    Fixed Charges .......................       N/A*            N/A*        .72/(1)/        .62/(1)/        .74/(1)/

       * Historically, New World Pasta has not incurred indebtedness or related interest expense as a division of Hershey Foods Corporation.

     (1) Combined fixed charges exceed earnings before income taxes for the years ended December 31, 2001, 2000 and 1999 by $9,222,000, $16,356,000
         and $10,956,000, respectively.